REGISTRATION NO. 333-140418

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AVATECH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	7372	52-2023997
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

10715 Red Run Boulevard, Suite 101

Owings Mills, Maryland 21117

(410) 581-8080

(Address, Including Zip Code, and Telephone Number, Including Area Code, of

Registrant’s Principal Executive Offices)

Lawrence Rychlak

Executive Vice President and Chief Financial Officer

10715 Red Run Boulevard, Suite 101

Owings Mills, Maryland 21117

(410) 753-1525

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,

of Agent for Service)

COPY TO:

Christopher Olander

Law Office of Christopher Olander & Associates LLC

12407 Garrison Forest Road

Owings Mills, Maryland 21117

410-363-3274

309-406-1207 (fax)

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price per Common Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	1,085,170		$1.48	$1,606,052	$171.85
Common Stock, $0.01 par value per share	726,102	(1)	$1.48	$1,074,631	$114.99

(1)	There are also being registered for resale shares issuable upon the exercise of stock purchase warrants issued to the holders of the Common Stock registered hereby, and an affiliate of one of such holders, and an indeterminate number of shares that may be issued as a result of antidilution adjustments that may occur pursuant to the terms of such warrants.

(2)	Based on the average of the bid and asked prices of $1.48 per share of registrant’s common stock reported on the OTC Bulletin Board on January 29, 2007, within five days of the filing of this registration statement, in accordance with Rule 457(c).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer is not authorized.

SUBJECT TO COMPLETION, DATED JUNE 5, 2007

PROSPECTUS

AVATECH SOLUTIONS, INC.

1,811,272 SHARES OF COMMON STOCK

This Prospectus relates to the resale of an aggregate of 1,811,272 shares of the Common Stock of Avatech Solutions, Inc. (“we” or the “Company”) owned by or issuable to shareholders having registration rights with respect to resales of shares acquired by them in connection with our private placement of 1,085,170 shares of our Common Stock, and 726,102 stock purchase warrants issued to those holders, as well as stock purchase warrants issued to an affiliate of one of those holders (the “Warrants”) in a transaction not involving a public offering pursuant to Section 4(2) of the Act.

The selling stockholders identified beginning on page 3 are offering shares of our Common Stock covered in this Prospectus. The shares of our Common Stock that may be resold by the selling stockholders constitute approximately 6.9% of our issued and outstanding Common Stock on May 1, 2007, after giving effect to the issuance of Common Stock in the private placement, the conversion of all of the outstanding shares of our preferred stock, and the exercise of outstanding warrants to purchase shares of our Common Stock, including the Warrants.

The selling stockholders may sell shares of our Common Stock from time to time in the principal market on which the stock is traded at the prevailing market price, in negotiated transactions, or otherwise. The selling stockholders may be deemed to be underwriters of the shares of our Common Stock that they are offering. Please see the “Selling Stockholders” section beginning on page 3 in this Prospectus for a complete description of all of the selling stockholders.

The selling stockholders will receive all of the amounts received upon any sale by them of shares of our Common Stock, less any brokerage commissions or other expenses incurred by them. The selling stockholders will receive all sale proceeds and we will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholders.

You should read this Prospectus and any supplement carefully before you invest.

Our Common Stock is traded on the Over-the-Counter Bulletin Board (OTC Bulletin Board) under the symbol “AVSO.OB”. The last sale price on May 30, 2007 was $1.35 per share.

Investing in our securities involves risks. See “ Risk Factors.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of this Prospectus is June     , 2007

-i-

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, quarterly reports, periodic reports and proxy statements with the U.S. Securities and Exchange Commission. You may read and copy any document that we file at the SEC’s public reference facilities at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings are also available to you free of charge at the SEC’s web site at http://www.sec.gov. Information about us may be obtained from our website www.avatechsolutions.com. Copies of our SEC filings are available free of charge on the website as soon as they are filed with the Securities and Exchange Commission (SEC) through a link to the SEC’s EDGAR reporting system. Simply select the “Investors” menu item, then click on the “SEC Filings” link.

This Prospectus is a part of the registration statement that we filed on Form S-1 with the SEC. The registration statement contains more information about us and our Common Stock than this Prospectus, including exhibits and schedules. You should refer to the registration statement for additional information about us and our Common Stock being offered in this Prospectus. Statements that we make in this Prospectus relating to any documents filed as an exhibit to the registration statement or any document incorporated by reference into the registration statement may not be complete and you should review the referenced document itself for a complete understanding of its terms.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose information to you by referring you to those documents. The documents that have been incorporated by reference are an important part of the Prospectus, and you should review that information in order to understand the nature of any investment by you in our Common Stock. Information contained in this Prospectus automatically updates and supersedes previously filed information. We are incorporating by reference the documents listed below:

•	Our Annual Report on Forms 10-K and 10-K/A for the fiscal year ended June 30, 2006; and

•	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30 and December 31, 2006, and March 31, 2007; and

•	Our Current Reports on Form 8-K filed on December 27, December 18, and November 14, 2006, and on February 2, February 14, March 2, and May 16, 2007 and

•	Our Proxy Statement for our Annual Meeting of Stockholders held on November 8, 2006; and

•

All of our filings pursuant to Sections 13(a) or 15(d) under the Securities Exchange Act of 1934, as amended, since the date of the filing of our Annual Report on Form 10-K for the fiscal year ended June 30, 2006.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus. If you would like a copy of any of these documents, at no cost, please write or call us at:

Avatech Solutions, Inc.

10715 Red Run Boulevard, Suite 101

Owings Mills, Maryland 21117

Attn: Lawrence Rychlak, Corporate Secretary

(410) 753-1525

You should only rely upon the information included in or incorporated by reference into this Prospectus or in any Prospectus supplement that is delivered to you. We have not authorized anyone to provide you with additional or different information. You should not assume that the information included in or incorporated by reference into this Prospectus or any Prospectus supplement is accurate as of any date later than the date on the front of the Prospectus or Prospectus supplement.

We have not authorized any person to provide you with information different from that contained or incorporated by reference in this Prospectus. The selling shareholders are offering to sell, and seeking offers to buy, shares of our Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of our Common Stock.

PROSPECTUS SUMMARY

This summary highlights selected information from this Prospectus and may not contain all of the information that is important to you. To understand the terms of the securities we are offering, you should carefully read this document with any attached Prospectus supplement. You should also read the documents to which we have referred you in “Where You Can Find More Information” on page 1 for additional information about us and our financial statements.

Our Business

A copy of our Annual Report on Form 10-K for the fiscal year ended June 30, 2006 accompanies this Prospectus and contains information about us, including audited financial statements for our fiscal year ended June 30, 2006. Please refer to the Annual Report for additional information.

Risk Factors

Purchasers of our Common Stock should consider carefully the risk factors and other information contained in or incorporated by reference into this Prospectus or any supplement.

Use of Proceeds

We will not receive any proceeds from the sale of our Common Stock under this Prospectus by the selling stockholders identified under “Selling Stockholders,” nor from the exercise of the warrants issued to the selling stockholders if the holders thereof elect a “cashless” exercise of such warrants. Otherwise, we will receive the aggregate exercise price of the warrants issued to such selling stockholders.

Plan of Distribution

The selling stockholders will sell shares covered by this Prospectus in open-market transactions effectuated on the OTC Bulletin Board or in privately negotiated transactions.

RISK FACTORS

Our Annual Report on Form 10-K for the fiscal year ended June 30, 2006 contains information about us, including certain risks associated with our industry, our business, and the purchase of our securities. Please refer to this Annual Report on Form 10-K for additional information.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

We have made forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) in this document and in documents that are incorporated by reference in this document that are subject to risks and uncertainties. We caution you to be aware of the speculative nature of forward-looking statements. Forward-looking statements include the information concerning possible or assumed future results of our operations. Also, statements including words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” or similar expressions are forward-looking statements. These statements reflect our good faith belief based on current expectations, estimates and projections about (among other things) the industry and the markets in which we operate, but they are not guarantees of future performance. Purchasers of shares offered hereby should note that many factors, some of which are discussed elsewhere in this document and in the documents incorporated by reference in this document, could affect our future financial results and could cause actual results to differ materially from those expressed in forward-looking statements contained or incorporated by reference in this document. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements in this Prospectus include, among others, the factors set forth under the caption “Risk Factors,” general economic, business and market conditions, changes in laws, and increased competitive pressure. We can give no assurances that the actual results we anticipate will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. Except as required by applicable laws, we do not intend to publish updates or revisions of any forward-looking statements we make to reflect new information, future events or otherwise.

SELLING STOCKHOLDERS

This Prospectus relates to the resale of an aggregate of 1,811,272 shares of the Common Stock of Avatech Solutions, Inc. (“we” or the “Company”), held by or issuable to certain stockholders and a warrant holder to whom we granted registration rights in connection with our private placement of the Common Stock and Warrants in a transaction not involving a public offering pursuant to Section 4(2) of the Securities Act of 1933, as amended.

The private placement, which closed on January 29, 2007, involved the sale, to Sigma Opportunity Fund, LLC, of 986,518 shares of our common stock at a price of $1.5205 per share. In addition, we issued to Sigma Opportunity Fund, LLC, and to Sigma Capital Advisors, LLC, warrants to purchase an additional 591,911 and 75,000 shares of our common stock, respectively, at any time prior to the fourth anniversary after the issuance of the warrants, at an exercise price of $1.5205 per share. In the same private placement, we sold 65,768, 16,442, and 16,442 shares of our common stock, respectively, to George Davis, Garnett Y. Clark, and Robert Post, and issued warrants to those individuals, on the same terms as the warrants issued to Sigma Opportunity Fund, LLC and Sigma Capital Advisors, LLC, to purchase 39,461, 9,865, and 9,865 shares of our common stock, respectively. Thom Waye, the Chairman of our Board of Directors, has sole voting and dispositive power over shares owned, or to be acquired upon exercise of warrants, by Sigma Opportunity Fund, LLC and Sigma Capital Advisors, LLC. Messrs. Davis, Clark, and Post are members of our Board of Directors. In addition, Mr. Davis is our President and Chief Executive Officer, Mr. Clark is Vice Chairman of our Board of Directors, and Mr. Post is Chairman of our Board’s Audit and Finance Committee. Each of those individuals has sole voting and dispositive power over shares owned, or to be acquired upon exercise of warrants, by him.

The private placement was made pursuant to a Common Stock and Warrant Purchase Agreement, dated January 29, 2007, by and among us and the above-named purchasers. No private placement agent was employed by us or such purchasers in connection with the private placement of our common stock and warrants.

In accordance with our contractual obligations to these stockholders, we filed a Registration Statement on Form S-1, of which this Prospectus constitutes a part, in order to permit the Selling Stockholders to resell to the public the shares of our Common Stock issued to them.

The following table, to our knowledge, sets forth information as of the date of this Prospectus regarding the beneficial ownership of shares of our Common Stock held by each Selling Stockholder and the number of shares being offered hereby by each Selling Stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to shares, as well as any shares as to which the selling stockholder has the right to acquire beneficial ownership within sixty (60) days after May 1, 2007. Unless otherwise indicated below, each selling stockholder has sole voting and investment power with respect to its shares of common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership by the Selling Stockholder. Except upon the exercise of Warrants in transactions not involving a “cashless” exercise, we will not receive any of the proceeds from the resale of our common stock by the Selling Stockholders. None of these Selling Stockholders are, or are affiliates of, a broker-dealer registered under the Securities Exchange Act of 1934.

	Shares Beneficially Owned Prior to Offering			Shares Beneficially Owned Following Offering
Name	Shares	%	Shares Offered	Shares	%
Sigma Opportunity Fund LLC(1)	2,552,349	17.0%	1,578,429	973,920	6.5%
Robert Post(2)	111,230	*	26,307	84,923	*
George Davis(3)	142,169	*	105,229	36,940	*
Garnett Y. Clark(4)	244,015	1.6%	26,307	217,708	1.4%
Sigma Capital Advisors, LLC(5)	83,144	*	75,000	0	0.0%
TOTAL	3,127,563	20.7%	1,736,272	1,316,291	8.6%

*	less than 1%

(1)	Includes 500,000 shares of our common stock and 300,000 shares issuable upon exercise of Warrants issued to Sigma Opportunity Fund LLC in June, 2006. Thom Waye, a director of the Company, has sole dispositive and voting power over shares of our Common Stock owned by Sigma Opportunity Fund LLC.

(2)	Includes 36,000 shares of common stock subject to options that are exercisable within 60 days of May 1, 2007. Also includes 30,769 shares of common stock issuable on conversion of shares of Series E Convertible Preferred Stock and 6,154 shares of common stock issuable upon exercise of outstanding warrants issued in connection with the Series E Convertible Preferred Stock. Mr. Post, a director of the Company who also serves as Chairman of our Audit Committee, has sole dispositive and voting power over shares of our Common Stock owned by him.

(3)	Includes 31,000 shares of our Common Stock subject to options that are exercisable within 60 days of January 12, 2007. Mr. Davis, a director of the Company who also serves as our Executive Vice Chairman and Director of Strategic Initiatives, has sole dispositive and voting power over shares of our Common Stock owned him.

(4)	Includes 50,041 shares of our Common Stock issuable on conversion of our Series D Convertible Preferred Stock held by the Garnett Y. Clark Super Simplified 401(k) Plan; 33,359 shares of our common stock issuable on conversion of our Series D Convertible Preferred Stock held by the Garnett Y. Clark, Jr. SEP IRA; and 36,000 shares of our Common Stock subject to options that are exercisable within 60 days of May 1, 2007. Mr. Clark, a director of the Company, exercises sole voting and dispositive power over the shares held by the Garnett Y. Clark, Jr. SEP IRA and the Garnett Y. Clark, Jr. Super Simplified 401(k) Plan. Also includes 76,923 shares of our Common Stock issuable on conversion of shares of our Series E Convertible Preferred Stock and 15,385 shares of our Common Stock issuable upon exercise of outstanding warrants issued in connection with the issuance of our Series E Convertible Preferred Stock.

(5)	Includes 75,000 shares of our Common Stock issuable to Sigma Capital Advisors, LLC upon the exercise of stock purchase warrants granted to it in connection with the private placement of common stock and stock purchase warrants described above. These warrants were issued to Sigma Capital Advisors, LLC as part of the compensation it received in that transaction for rendering services to Sigma Opportunity Fund LLC, with which it is affiliated. Thom Waye, the Chairman of our Board of Directors, controls both such entities, and exercises sole voting and dispositive power with respect to shares owned by them. Does not include any shares that Sigma Capital Advisors, LLC may be deemed to beneficially own as a result of its position as a managing member of Sigma Opportunity Fund LLC.

BUSINESS

Our Annual Report on Forms 10-K and 10-K/A for the fiscal year ended June 30, 2006, and our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30 and December 31, 2006, and March 31, 2007 incorporated by reference into this Prospectus, contain information about us, including audited financial statements for our fiscal year ended June 30, 2006 and unaudited financial statements for those fiscal quarters. Please refer to these reports for additional information.

PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the selling security holders. Sales of shares may be made by selling security holders, including their respective donees, transferees, pledgees or other successors-in-interest directly to purchasers or to or through underwriters, broker-dealers or through agents. Sales may be made from time to time on any other exchange or market upon which our shares may trade in the future, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated or fixed prices. The shares may be sold by one or more of, or a combination of, the following:

•

a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction (including crosses in which the same broker acts as agent for both sides of the transaction);

•	purchases by a broker-dealer as principal and resale by such broker-dealer, including resales for its account, pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	through options, swaps or derivatives;

•	in privately negotiated transactions; and

•	put or call option transactions relating to the shares.

The selling security holders may effect these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling security holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities.

The selling security holders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, the broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with the selling security holders. The selling security holders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery of shares offered by this prospectus to those broker-dealers or other financial institutions. The broker-dealer or other financial institution may then resell the shares pursuant to this prospectus (as amended or supplemented, if required by applicable law, to reflect those transactions).

The selling security holders and any broker-dealers that act in connection with the sale of shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by broker-dealers or any profit on the resale of the shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. The selling security holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify each of the selling security holders and each selling security holder has agreed, severally and not jointly, to indemnify us against some liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

The selling security holders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling security holders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market.

Selling security holders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

Upon being notified by a selling security holder that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required pursuant to Rule 424(b) under the Securities Act, disclosing:

•	the name of each such selling security holder and of the participating broker-dealer(s);

•	the number of shares involved;

•	the initial price at which the shares were sold;

•	the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

•	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•	other facts material to the transactions.

In addition, if required under applicable law or the rules or regulations of the Commission, we will file a supplement to this prospectus when a selling security holder notifies us that a donee or pledgee intends to sell more than 500 shares of common stock.

We are paying all expenses and fees in connection with the registration of the shares. The selling security holders will bear all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.

DESCRIPTION OF SECURITIES

As of the date of Prospectus, we have the authority to issue an aggregate of 100,000,000 shares of capital stock, consisting of 80,000,000 shares of our Common Stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share, issuable from time to time by our board of directors in one or more classes or series. As of January 12, 2007, there were 13,632,074 shares of our Common Stock outstanding, 1,189,209 shares of our Series D Convertible Preferred Stock outstanding, 1,178 shares of our Series E Convertible Preferred Stock outstanding, and 4,000 shares of our Series F 10% Cumulative Convertible Preferred Stock outstanding.

Common Stock

Shares of our Common Stock are currently quoted on the OTC Bulletin Board under the symbol “AVSO.OB”. Holders of our Common Stock are entitled to one vote for each share held of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted can elect all of the directors then being elected. The holders of our Common Stock are entitled to receive dividends when, as and if declared by the Board of directors out of funds legally available. In the event of our liquidation, dissolution, or winding up, holders of our Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over our Common Stock. Holders of shares of our Common Stock, as such, have no redemption, preemptive or other subscription rights, and there are no conversion provisions applicable to our Common Stock. All of the outstanding shares of our Common Stock are fully paid and nonassessable.

Preferred Stock

Our Board of Directors is authorized, without further action by the shareholders, to issue series of preferred stock from time to time, and to designate the rights, preferences, limitations and restrictions of and upon shares of each series including dividend, voting, redemption and conversion rights. The Board of Directors also may designate par value, preferences in liquidation, and the number of shares constituting any series. We believe that the availability of preferred stock issuable in series will provide increased flexibility for structuring possible future financings and acquisitions, if any, and in meeting other corporate needs. The rights and privileges of holders of preferred stock could adversely affect the voting power of holders of common stock, and the authority of our Board of Directors to issue preferred stock without further shareholder approval could have the effect of delaying, deferring, or preventing a change in control of the Company. Our board of directors currently has three classes of preferred stock designated under our Charter; the Series D Convertible Preferred Stock, the Series E Convertible Preferred Stock, and Series F 10% Cumulative Convertible Preferred Stock. In addition, the board of directors has the authority to designate additional classes or series of preferred stock in the future with rights that may adversely affect the rights of the holders of our common stock or its market price.

CERTAIN PROVISIONS RELATING TO A CHANGE OF CONTROL

Provisions Related To The Election Of Directors And Stockholder Action. Our certificate of incorporation requires the affirmative vote of two-thirds of the shareholders to remove a director from the board of directors without cause. The certificate of incorporation also provides that our remaining directors may fill any and all board vacancies, unless the remaining directors approve a stockholder vote to fill a vacancy. Our bylaws prohibit less than two-thirds of our shareholders from calling a special meeting, whether for the purpose of replacing directors or for any other purpose. Therefore, a third party interested in taking control of Avatech quickly will not be able to do so unless the third party acquires two-thirds or more of our voting securities at the time of the acquisition. In addition, our certificate of incorporation and bylaws prohibit shareholders from taking action by written consent in lieu of a meeting.

Certain Statutory Provisions. We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, this provision prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	prior to such date, the corporation’s board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in such person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding, shares owned by certain directors or certain employee stock plans; and

•

on or after the date the stockholder became an interested stockholder, the business combination is approved by the corporation’s board of directors and authorized by the affirmative vote, and not by written consent, of at least two-thirds of the outstanding voting stock of the corporation excluding that owned by the interested stockholder.

A “business combination” includes a merger, asset sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person, other than the corporation and any direct or indirect wholly-owned subsidiary of the corporation, who together with the affiliates and associates, owns or, as an affiliate or associate, within three years prior, did own 15% or more of the corporation’s outstanding voting stock.

Section 203 expressly exempts from the requirements described above any business combination by a corporation with an interested stockholder who becomes an interested stockholder in a transaction approved by the corporation’s board of directors.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Law Office of Christopher Olander & Associates LLC. Mr. Olander, our former Executive Vice President and General Counsel, is the beneficial owner of 58,333 shares of our Common Stock pursuant to currently exercisable options granted to him when he was employed by us.

EXPERTS

Stegman & Company, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended June 30, 2006, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Stegman & Company’s report, given on their authority as experts in accounting and auditing.

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule for the years ended June 30, 2004 and June 30, 2005, included in our Annual Report on Form 10-K for the year ended June 30, 2006, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses, other than any underwriting discounts and commissions incurred by us in connection with the issue and distribution of our Common Stock being registered. Items marked with asterisks (*) are estimated fees as of the date of this filing.

Item	Cost
Accounting Fees	$5,000	*
Legal Fees	$35,000	*
Registration Fees	$286.84
Blue Sky Fees	$1,500	*

*	estimated

Item 14.	Indemnification of Directors and Officers

The Company’s By-laws provide that the Company shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Article Seventh of the Company’s Certificate of Incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions, or (d) for transactions from which directors derive improper personal benefit.

The Company also maintains director and officer insurance coverage.

Item 15.	Recent Sales of Unregistered Securities

In December, 2003, the Company sold 1,297,537 shares of its Series D 10% Convertible Preferred Stock and warrants, which subsequently expired, to purchase shares of the Company’s common stock, in an offering made in reliance upon the exemption from registration provided by Regulation D under the Securities Act of 1933 (the “Act”).

On April 1, 2004, in consideration for a loan to the Company in the amount of approximately $1 million, the Company issued to W. James Hindman, Chairman of the Company’s Board of Directors, a warrant to purchase 51,828 shares of common stock on or before March 31, 2009, at a price of $.45 per share. On October 28, 2004, in consideration of his guaranty of the Company’s supplemental $700,000 line of credit with its senior lender, the Company issued to Mr. Hindman warrants to purchase 100,000 shares on or before December 6, 2007, at a price of $.35 per share, and on October 21, 2005, in consideration for extending this guaranty until October 21, 2007, the Company issued to Mr. Hindman another warrant to purchase 100,000 shares on or before October 21, 2008, at a price of $1.02 per share. In each of these warrant issuances to Mr. Hindman, the Company relied upon the exemption from registration provided by Section 4(2) of the Act.

On July 29, 2005, the Registrant closed on the sale of 1,191 shares of the Registrant’s Series E Convertible Preferred Stock (the “Series E Preferred Stock”) and 366,475 Common Stock Purchase Warrants (“Warrants”) to a group of 35 accredited investors, for a purchase price of $1,000 per share of Series E Preferred Stock (the “Original Series E Issuance Price”) or $1,191,000 in the aggregate (the “Offering”).

Each share of Series E Preferred Stock issued in the Offering is convertible into shares of the Registrant’s Common Stock, par value $.01 per share (“Common Stock”), at any time after December 1, 2005, for a number of shares determined by dividing (a) the Original Series E Issuance Price plus any accumulated but unpaid dividends thereon, by (b) $0.65.

Each Warrant entitles the holder thereof to purchase one share of Common Stock, at any time until August 3, 2008, at an exercise price of $0.65 per share.

The conversion price for the shares of Series E Preferred Stock and the exercise price for the Warrants are adjustable upon the occurrence of certain events.

These securities were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

On November 10, 2005, our Board of Directors approved the letter agreement entered into on October 21, 2005 by the Company and W. James Hindman, its chairman of the Board of Directors, whereby Mr. Hindman extended his guarantee (the “Guarantee”) of the $700,000 line of credit maintained by Avatech Solutions Subsidiary, Inc., a controlled subsidiary of the Company, with K Bank. In consideration of the extension of the Guarantee, the Company paid Mr. Hindman a credit enhancement fee of $28,000 and, granted to the Hindman Family Dynasty Trust a warrant to purchase up to 100,000 shares of the Company’s common stock, at any time through October 21, 2008, at an exercise price of $1.02 per share. This warrant was issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

On May 30, 2006, we issued an aggregate of 694,445 shares of our Common Stock to the owners of Sterling Systems & Consulting, Inc. and three affiliated entities in a transaction exempt from registration pursuant to Regulation D under the Act. These shares were issued as part of the consideration for the purchase of all of the capital stock or membership interests in Sterling Systems & Consulting, Inc., one related company, and two related limited liability companies.

On June 12, 2006, we issued an aggregate of 4,000 shares of our Series F 10% Cumulative Convertible Preferred Stock, and 800,000 stock purchase warrants to two institutional investors for an aggregate of $4,000,000, and on June 14, 2006, we issued an aggregate of 1,000,000 shares, and 600,000 stock purchase warrants to two additional institutional investors, for an aggregate of $2,000,000, in each case in reliance upon the exemption provided by Section 4(2) of the Act.

On January 29, 2007, we issued an aggregate of 1,085,170 shares, and 651,102 stock purchase warrants to Sigma Opportunity Fund LLC and to three of our directors, for an aggregate of $1,650,000, and issued 75,000 stock purchase warrants to Sigma Capital Advisors, LLC, an affiliate of Sigma Opportunity Fund LLC, in reliance upon the exemption provided by Section 4(2) of the Act.

3.	Item 16. Exhibits required to be filed by Item 601 of Regulation S-K

Exhibit No.	Description of Exhibit
2.1	Agreement and Plan of Merger [a]

3.1	Restated Certificate of Incorporation [b]

3.2	First Amendment to Restated Certificate of Incorporation [b]

3.3	Reverse Split Amendment to Restated Certificate of Incorporation [a]

3.4	Amendment of PlanetCAD’s Certificate of Incorporation to change the name of PlanetCAD, Inc. to Avatech Solutions, Inc. [a]

3.5	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock[c]

3.6	Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock [d]

3.7	Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock [e]

3.8	Certificate of Amendment to Certificate of Designation of Series C Convertible Preferred Stock[f]

3.9	Certificate of Designation, Preferences and Rights of Series D Convertible Preferred Stock[f]

3.10	Certificate of Elimination of Series A Junior Participating Preferred Stock[f]

3.11	Certificate of Elimination of Series C Convertible Preferred Stock[f]

3.12	Certificate of Amendment to Certificate of Designation of Series D Convertible Preferred Stock[f]

3.13	Certificate of Amendment to Amended and Restated Certificate of Incorporation[k]

3.14	By-Laws [b]

5	Opinion of Law Office of Christopher Olander & Associates LLC.*

10.01	Autodesk Authorized Channel Partner Agreement by and among Avatech Solutions, Inc. and Autodesk, Inc. effective as of February 1, 2003 [e]

10.02	Autodesk Authorized Channel Partner Agreement by and among Avatech Solutions, Inc. and Autodesk, Inc. effective as of February 1, 2004 [f]

10.03	Loan Agreement by and between Avatech Solutions Subsidiary, Inc. and a Strategic Partner dated July 22, 2003, as amended (portions of this exhibit have been omitted and filed separately with the U.S. Securities and Exchange Commission pursuant to a request for confidential treatment) [g]

10.04	Security Agreement by and between Avatech Solutions Subsidiary, Inc. and a Strategic Partner dated July 22, 2003 (portions of this exhibit have been omitted and filed separately with the U.S. Securities and Exchange Commission pursuant to a request for confidential treatment) [g]

10.05	Demand Promissory Note by and between Avatech Solutions Subsidiary, Inc. and Key Bank and Trust in the amount of $2,000,000 dated September 11, 2003 [g]

10.06	Loan and Security Agreement by and between Avatech Solutions Subsidiary, Inc. and Key Bank and Trust dated September 11, 2003 [g]

10.07	Lease by and between Merritt-DM1, LLC and Avatech Solutions, Inc. effective June 1, 2004 [k]

10.08	Form of Promissory Note, principal amount $500,000.00, issued by Avatech Solutions, Inc. in favor of W. James Hindman dated May 28, 2003 [g]

10.09	Warrants to purchase up to 32,400 shares of common stock issued by Avatech to W. James Hindman dated May 28, 2003 [g]

10.10	Affidavit and Discharge of Indebtedness by W. James Hindman [g]

10.11	Form of 10% Subordinated Note with attached Warrant issued by Avatech Solutions, Inc. to certain note holders in connection with Avatech Solutions Subsidiary, Inc.’s 1998 $2,600,000 Subordinated Debt Offering, dated January 1, 2004[f]

10.12	Form of 12 % Subordinated Note issued by Avatech Solutions, Inc. to certain note holders in connection with Avatech Solutions Subsidiary, Inc.’s 1998 $2,600,000 Subordinated Debt Offering dated January 1, 2004[f]

10.13	Form of Purchase Agreement for Series D Convertible Preferred Stock[f]

10.14	2002 Stock Option Plan [a]

10.15	Restricted Stock Award Plan [e]

10.16	Avatech Solutions, Inc. Employee Stock Purchase Plan [i]

10.17	Employment Agreement by and between Eric L. Pratt and Avatech Solutions, Inc. effective April 15, 2003[h]

10.18	Employment Agreement by and between Scott N. Fischer and Avatech Solutions, Inc. dated as of March 17, 2003 [g]

10.19	Separation Agreement between Scott Fischer and Avatech Solutions, Inc. dated as of March 10, 2004 [j]

10.20	Employment Agreement by and between Donald R. “Scotty” Walsh and Avatech Solutions, Inc. dated July 1, 2003 [g]

10.21	Employment Agreement by and between Beth O. MacLaughlin and Avatech Solutions Subsidiary, Inc. dated as of August 7, 2003 [k]

10.22	Employment Agreement by and between W. Scott Harris and Avatech Solutions Subsidiary, Inc. dated as of June 1, 2004 [k]

10.23	Employment Agreement by and between Christopher D. Olander and Avatech Solutions Subsidiary, Inc. dated June 18, 2004 [k]

10.24	Form of Promissory Note, principal amount $902,168.80, issued by Avatech Solutions, Inc. in favor of W. James Hindman dated April 1, 2004 [j]

10.25	Warrants to purchase up to 51,828 shares of common stock issued by Avatech to W. James Hindman dated April 1, 2004 [k]

10.26	Employment Agreement by and between Eric L. Pratt and Avatech Solutions Subsidiary, Inc. dated June 1, 2004. [k]

10.27	Asset Purchase Agreement by and among Avatech Solutions, Inc., Comtrex Corp., Richard L. Aquino, and Stanton L. Hilburn dated April 8, 2005 [l]

10.28	Autodesk Authorized Channel Partner Agreement with Avatech Solutions, Inc., dated February 1, 2005 [l]

10.29	Change in Terms Agreement between Avatech Solutions Subsidiary, Inc. and K Bank, dated November 22, 2004 [m]

10.30	Amendment to Loan and Security Agreement between Avatech Solutions Subsidiary, Inc. and K Bank, dated December 15, 2004 [m]

10.31	Amendment to Subordination Agreement between Avatech Solutions Subsidiary, Inc., K Bank, and Dassault Systemes, dated December 15, 2004 [m]

10.32	Letter Agreement between Avatech Solutions, Inc. and W. James Hindman, with stock purchase warrant, dated December 6, 2004 [m]

10.33	Employment Agreement between Avatech Solutions Subsidiary, Inc. and Catherine Dodson, dated November 15, 2004 [m]

10.34	Software Transfer Agreement between Avatech Solutions, Inc. and Autodesk, Inc. dated January 26, 2005[m]

10.35	Amended and Restated Demand Promissory Note from Avatech Solutions Subsidiary, Inc. to K Bank, dated November 24, 2004 [m]

10.36	Modification Agreement between Avatech Solutions Subsidiary, Inc., K Bank, Avatech Solutions, Inc. and Technical Learningware Company, dated November 24, 2004 [n]

10.37	Second Amended and Restated Demand Promissory Note from Avatech Solutions Subsidiary, Inc. to K Bank dated October 22, 2004 [n]

10.38	Second Modification Agreement between Avatech Solutions Subsidiary, Inc. and K Bank, dated October 22, 2004 [n]

10.39	Business Loan Agreement between Avatech Solutions Subsidiary, Inc. and K Bank, dated October 28, 2004 [n]

10.40	$700,000 Promissory Note from Avatech Solutions Subsidiary, Inc. to K Bank, dated October 28, 2004 [n]

10.41	Commercial Security Agreement between Avatech Solutions Subsidiary, Inc. and K Bank, dated October 28, 2004 [n]

10.42	Commercial Guaranty from Avatech Solutions, Inc. to K Bank, dated October 28, 2004 [n]

10.43	Commercial Guaranty from W. James Hindman to K Bank, dated October 28, 2004 [n]

10.44	Asset Purchase Agreement by and among Avatech Solutions Subsidiary, Inc., Comtrex Corporation, Stanton L. Hilburn, and Richard L. Aquino, dated April 8, 2005. [p]

10.45	Form of Promissory Note, principal amount of $902,168.80, issued by Avatech Solutions, Inc. in favor of W. James Hindman, dated July 1, 2005. [q]

10.46	Warrants to purchase up to 38,88 shares of common stock issued by Avatech Solutions, Inc. to W. James Hindman, dated July 1, 2005. [q]

10.47	Amendment to Avatech Solutions, Inc. Restricted Stock Award Plan, dated August 23, 2005 [q]

10.48	Promissory Note of Avatech Solutions Subsidiary, Inc. to K Bank, in principal amount of $700,000, dated October 22, 2005 with Guaranty of Avatech Solutions, Inc. and W. James Hindman. [r]

10.49	Warrant to purchase up to 100,000 shares of common stock issued by Avatech to W. James Hindman, dated October 22, 2005. [r]

10.50	Promissory Note issued by Avatech Solutions Subsidiary, Inc. to Mercantile Bank & Trust Co. dated January 27, 2006. [r]

10.51	Loan and Security Agreement by and between Avatech Solutions Subsidiary, Inc and Mercantile Bank & Trust Co., dated January 27, 2006. [r]

10.52	Guaranty Agreement by and between W. James Hindman and Mercantile Bank & Trust Co., dated January 27, 2006. [r]

10.53	Channel Partner Agreement, dated February 1, 2006, by and between Avatech Solutions Subsidiary, Inc. and Autodesk, Inc. [r]

10.54	Stock Purchase Agreement, dated May 30, 2006, by and among Avatech Solutions, Inc., Sterling Systems & Consulting, Inc., Bruce White, and Shelly White.[s]

10.55	Membership Interest Purchase Agreement, dated May 30, 2006, by and between Avatech Solutions, Inc., Sterling – Indiana LLC, and Bruce White.[s]

10.56	Membership Interest Purchase Agreement, dated May 30, 2006, by and among Avatech Solutions, Inc., Sterling – Ohio LLC, Bruce White, Steve Wludyga, Kevin Breslin, Ken Williams, Marcy Nungesser, and Dave Press.[s]

10.57	Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualification, Limitations and Restriction Thereof of Series F 10% Cumulative Convertible Preferred Stock. [t]

10.58	Preferred Stock and Warrant Purchase Agreement. [t]

10.59	Common Stock Purchase Warrants. [t]

10.60	Investor Rights Agreement.[t]

10.61	Common Stock and Warrant Purchase Agreement.[t]

10.62	Form of Common Stock Purchase Warrants issued to Sigma Opportunity Fund LLC and Pacific Asset Partners.[t]

10.63	Investor Rights Agreement.[t]

10.64	Common Stock and Warrant Purchase Agreement*

10.65	Investor Rights Agreement*

10.66	Form of Common Stock Purchase Warrant*

14.1	Code of Business Conduct and Ethics [o]

21.1	Subsidiaries of the Registrant [i]

23.1	Consent of Stegman & Company **

23.2	Consent of Ernst & Young LLP **

24.1	Power of Attorney [o]

*	Previously Filed

**	Filed herewith

a.	Incorporated by reference to our Registration Statement on form S-4 filed on May 30, 2002, File No. 333-89386.

b.	Incorporated by reference to our Registration Statement on form SB-2 filed on November 21, 2000, File No. 333-50426.

c.	Incorporated by reference to our Registration Statement on form 8-A filed on March 11, 2002, File No. 001-31265.

d.	Incorporated by reference to our Current Report on form 8-K, filed on May 28, 2002, File No. 001-31265.

e.	Incorporated by reference to our Amended Registration Statement on form S-1, filed on April 11, 2003, File No. 333-104035.

f.	Incorporated by reference to our Quarterly Report on form 10-Q, filed on February 13, 2004, File No. 001-31265.

g.	Incorporated by reference to our Annual Report on form 10-K, filed on October 3, 2003, File No. 001-31265.

h.	Incorporated by reference to our Amended Registration Statement on form S-1, filed on June 4, 2003, File No. 333-104035.

i.	Incorporated by reference to our Definitive Proxy Statement on form 14A, filed on May 7, 2004, File No. 001-31265.

j.	Incorporated by reference to our Quarterly Report on form 10-Q, filed on May 17, 2004, File No. 001-31265.

k.	Incorporated by reference to our Registration Statement on form S-1, filed on July 19, 2004, File No. 333-114230.

l.	Incorporated by reference to our Quarterly Report on form 10-Q, filed on May 13, 2005, File No. 001-31265.

m.	Incorporated by reference to our Quarterly Report on form 10-Q, filed on February 15, 2005, File No. 001-31265

n.	Incorporated by reference to our Quarterly Report on form 10-Q, filed on November 15, 2004, File No. 001-31265

o.	Incorporated by reference to our Annual Report on form 10-K, filed on September 28, 2004, File No. 001-31265.

p.	Incorporated by reference to our Quarterly Report on Form 10-Q, filed on May 13, 2005, File No. 001-31265.

q.	Incorporated by reference to our Annual Report on Form 10-K, filed on November 14, 2005, File No. 001-31265.

r.	Incorporated by reference to our Quarterly Report on Form 10-Q, filed on November 14, 2005, File No 001-31265.

s.	Incorporated by reference to our Registration Statement on Form S-1, filed on June 12, 2006, File No. 333-134862.

t.	Incorporated by reference to our Registration Statement on Form S-1, filed on July 13, 2006, File No. 333-135231.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to any plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) of Item 512(g)(1) of Regulation S-K, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Owings Mills, State of Maryland on June 5, 2007

AVATECH SOLUTIONS, INC.

By:	/s/ George Davis
George Davis
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated:

Name	Title	Date

/s/ George Davis George Davis	Chief Executive Officer and Director	June 5, 2007

/s/ Lawrence Rychlak Lawrence Rychlak	Executive Vice President, Chief Financial Officer, and Principal Accounting Officer	June 5, 2007

/s/ W. James Hindman* W. James Hindman	Director	June 5, 2007

/s/ George Cox* George Cox	Director	June 5, 2007

/s/ Garnett Y. Clark* Garnett Y. Clark	Director	June 5, 2007

/s/ Eugene Fischer* Eugene Fischer	Director	June 5, 2007

/s/ Robert Post* Robert Post	Director	June 5, 2007

/s/ Thom Waye Thom Waye	Director and Chairman of the Board	June 5, 2007

/s/ Donald R. (Sotty) Walsh Donald R. (Sotty) Walsh	Director	June 5, 2007

By:	/s/ Lawrence Rychlak
Lawrence Rychlak, attorney-in-fact